Exhibit 1.

Transbotics Secures Expansion AGV System Order in the Printing Industry

    CHARLOTTE, N.C.--(BUSINESS WIRE)--Nov. 22, 2005--Transbotics Corporation, (OTCBB:TNSB) (www.transbotics.com), has received expansion orders for an Automatic Guided Vehicle (AGV) system from an existing customer in the printing industry. The orders, totaling approximately $995,000, provide for delivery of an AGV system over the next five months and include multiple vehicles, controls, hardware, software, engineering services and related equipment.
    For over 20 years Transbotics Corporation has specialized in the design, development, support and installation of automation solutions with an emphasis on Automatic Guided Vehicles (AGVs). The company is an automation solutions integrator that manufactures, installs and supports various automation technologies including Tailor Made AGVs, robotics, conveyors, batteries, chargers, motors and related products.
    Transbotics provides unique automation solutions to a variety of industries, including automotive (tier one supplier), food and beverage, paper and allied products, newsprint and publishing, entertainment, microelectronics, plastics and primary metals. Transbotics' current customers include Fortune 500 companies as well as small manufacturing companies.
    This release (including information incorporated by reference herein) may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of the Company. These forward-looking statements involve certain risk, including, without limitation, the uncertainties detailed in Transbotics Corporation Securities and Exchange Commission filings.

    CONTACT: Transbotics Corporation
             Claude Imbleau, 704-362-1115